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EXHIBIT 99.(J)


                          Independent Auditors' Consent


The Board of Trustees of the
     HSBC Investor Funds
     HSBC Advisor Funds Trust
     HSBC Investor Portfolios:

We consent to the use of our reports dated December 14, 2001 for the HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.




KPMG LLP
Columbus, Ohio
January 29, 2002